Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2013 (except for Note 21, as to which the date is April 11, 2013, and for Note 20, as to which date is June 10, 2013) in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-191709) of ING U.S., Inc. for the offer to exchange the 5.7% Senior Notes due 2043.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 15, 2013